Exhibit 99.1

NEWS RELEASE

Contact: Michele Long Senior Director – Communications Phone (610) 251-1000 mmlong@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations and Controller Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP, INC. ANNOUNCES PROPOSED PRIVATE OFFERING OF SENIOR SECURED NOTES

BERYWN, PA, August 4, 2020 /PRNewswire/ – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today announced that it intends to offer $600.0 million aggregate principal amount of senior secured first lien notes due 2024 (the “Notes,” and such offering, the “Notes Offering”). The Notes will be guaranteed (the “Guarantees”) by the same subsidiaries (the “Guarantors”) that guaranty certain of Triumph’s other indebtedness, including its (i) 5.250% Senior Notes due 2022, (ii) 6.250% Senior Secured Notes due 2024 (the “2024 Notes”), and (iii) 7.750% Senior Notes due 2025. The Notes and the Guarantees will be secured, subject to permitted liens, by first-priority liens on substantially all of the Company’s and the Guarantors’ assets. The collateral also secures the 2024 Notes on a second lien basis.

The Company intends to use the net proceeds from the Notes Offering to repay the loans and other amounts outstanding under and terminate its revolving credit facility and to cash collateralize the letters of credit issued thereunder, to pay accrued interest, fees and expenses, and to increase its available cash for general corporate purposes. The final terms and amounts of the Notes are subject to market and other conditions.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act. Neither the Notes nor the Guarantees will be registered under the Securities Act or any other securities laws of any jurisdiction and will not have the benefit of any exchange offer or other registration rights. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale, nor shall there be any sale of the Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

About Triumph

The Company, headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Notes Offering and the intended use of proceeds. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s  reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which the Company operates, its manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for its products, which could result in a material adverse effect on its business, financial conditions and results of operations.

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